Exhibit 5.4

October 11, 2017

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as local Colorado counsel to CoreCivic, Inc., a Maryland corporation (the “Company”), and Correctional Management, Inc., a Colorado corporation (the “Colorado Subsidiary Guarantor”), in connection with Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-204234) (as amended by the Amendment, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the additional co-registrants identified therein, including the Colorado Subsidiary Guarantor, of guarantees (collectively, the “Subsidiary Guarantees”) of the Company’s debt securities (the “Debt Securities” and together with the Subsidiary Guarantees, the “Securities”) issuable under an indenture between the Company and U.S. Bank National Association, as trustee, the form of which has been filed with the Commission on May 15, 2015, as an exhibit to the Registration Statement (the “Form Indenture”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Colorado Subsidiary Guarantor in connection with the registration of the Subsidiary Guarantees, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Form Indenture, (iii) the articles of incorporation and bylaws, each as amended to date, of the Colorado Subsidiary Guarantor (collectively, the “Governing Documents”) and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers and other representatives and agents of the Colorado Subsidiary Guarantor and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iii) each natural person executing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the

410 Seventeenth Street, Suite 2200 Denver, CO 80202-4432 main 303.223.1100

CoreCivic, Inc.

October 11, 2017

signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (v) all corporate records made available to us by the Colorado Subsidiary Guarantor, and all public records we have reviewed, are accurate and complete; (vi) any and all agreements, instruments, certificates or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, the base indenture and any supplemental indenture pursuant to which any Securities are issued and any document(s) evidencing a Subsidiary Guarantee (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by each of the parties thereto; (vii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (viii) no Securities will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents or any agreement or instrument that is binding upon the Company or the Colorado Subsidiary Guarantor or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (ix) the Colorado Subsidiary Guarantor has taken or will take all corporate action required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Subsidiary Guarantee issued or to be issued by the Colorado Subsidiary Guarantor), and all Securities will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times (collectively, “Corporate Proceedings”).

We are qualified to practice law in the State of Colorado. The opinions set forth herein are expressly limited to the general corporate laws of the State of Colorado in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.    The Colorado Subsidiary Guarantor is validly existing as a corporation and in good standing under the laws of the State of Colorado.

2.    The Colorado Subsidiary Guarantor has the corporate power and authority to enter into the Subsidiary Guarantees to which it is a party.

3.    If and when all Corporate Proceedings have been taken and completed by the Colorado Subsidiary Guarantor in respect of any Subsidiary Guarantee relating to a series of Debt Securities, such Subsidiary Guarantee will be duly authorized by the Colorado Subsidiary Guarantor.

The opinions expressed herein are based upon the applicable laws of the State of Colorado and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Amendment becomes effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

CoreCivic, Inc.

October 11, 2017

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in any prospectus supplement pursuant to the Registration Statement relating to any issuance of Securities with respect to which the Colorado Subsidiary Guarantor enters into a Subsidiary Guarantee. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Bass, Berry & Sims PLC may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the registration of the Securities, as filed with the Commission.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP